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                                                                       EXHIBIT 5







                                            September 9, 2002


PECO Energy Company
2301 Market Street
Philadelphia, PA 19103

         Re:      PECO Energy Company - Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to you (the "Company") in connection with the filing by the Company under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Act of: (i) shares of one or more series of preferred stock, without par value (the "Preferred Stock"), to be issued by the Company, and (ii) one or more series of PECO Energy Company First and Refunding Mortgage Bonds (the "Mortgage Bonds") to be issued pursuant to that certain First and Refunding Mortgage dated May 1, 1923 between the Company and Wachovia Bank, National Association (formerly First Union National Bank), as trustee, as amended and supplemented by ninety-eight supplemental indentures and as to be further amended and supplemented by one or more supplemental indentures creating the Mortgage Bonds (the "Supplemental Indenture"). The First and Refunding Mortgage, as amended or supplemented to date, and as supplemented by the Supplemental Indenture, is hereafter referred to as the "Mortgage").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto, and the Mortgage. We have also examined such corporate records and other documents and instruments, made such inquiries of officers and representatives of the Company and considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

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         1. Assuming that the Supplemental Indenture and all documents related thereto to be entered into in connection with the issuance of the Mortgage Bonds have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Supplemental Indenture has been duly authorized, executed, delivered and recorded, (iii) the terms of the Mortgage Bonds and of their issuance and sale have been duly established in accordance with the Mortgage so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iv) the Mortgage Bonds have been duly executed and authenticated in accordance with the Mortgage and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the Mortgage Bonds will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         2. When (i) the Registration Statement has become effective under the Act, (ii) the Preferred Stock has been duly and properly authorized for issuance and a Statement with Respect to Shares of the Company classifying the Preferred Stock and setting forth the terms thereof has been filed with the Secretary of the Commonwealth of Pennsylvania, Department of State, and (iii) the shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Preferred Stock will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

                                        Very truly yours,


                                        /s/ Ballard Spahr Andrews
                                            & Ingersoll, LLP